UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                  May 20, 2005
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



             Iowa                   0-9574               42-110279
(State or other jurisdiction      (Commission        (I.R.S. Employer
      of incorporation)           file number)    Identification Number)



                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                    (Address of principal executive offices)



                                 (972) 402-8600
              (Registrant's telephone number, including area code)

Item 8.01.  Other Items

     On May 20, 2005, United Systems Technology, Inc. issued a press release responding to a press release issued by Constellation Software, Inc. on May 19, 2005. The press release is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

99.1     Press Release dated May 20, 2005



This Report and the Exhibit are furnished to and not filed with the Commission.




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



                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         United Systems Technology, Inc.


Date: May 20, 2005       By: /s/ Randall L. McGee
                             --------------------
                             Randall L. McGee, Secretary
                              and Treasurer (Principal Financial
                              and Accounting Officer)





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


                                  Exhibit 99.1

                                                      PRESS RELEASE

For Immediate Release      May 20, 2005

Contact                    Mr. Randy McGee
                           Vice President - Finance

                           (972) 402-8600

UNITED SYSTEMS TECHNOLOGY, INC. RESPONDS TO CONSTELLATION SOFTWARE, INC.

     Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that its Board of Directors held a special meeting at which it reviewed the press release issued by Constellation Software, Inc. ("Constellation") on May 19, 2005, whereby Constellation announced the delivery of its unsolicited May 11, 2005 indication of interest letter (the "Letter") to the Company regarding a possible acquisition of all of the issued and outstanding shares of the Company's Common Stock for a price of US $0.10 per share, subject to conditions, including, among others, a directors' shares voting "lock-up" and a $500,000 "break-up" fee.

     Contrary to the assertion made in the Constellation press release, the Company did respond to the Letter. Specifically, at the direction of the Company's Board of Directors, Thomas E. Gibbs (the Company's Chief Executive Officer and Chairman of the Board) communicated by teleconference to Bernard Anzarouth (Constellation's Vice President, Business Development) on May 18, 2005 that the Company's Board of Directors, after careful consideration over multiple meetings, had (i) rejected Constellation's indication of interest, (ii) confirmed that the Company was not currently for sale, and (iii) confirmed that the Company would proceed with its going private transaction (as discussed in the Company's preliminary Transaction Statement filed with the United States Securities and Exchange Commission on March 7, 2005).

     Although the Company's Board of Directors has rejected the indication of interest embodied in the Letter, the Company's Board of Directors has determined to take such indication of interest into consideration in the context of the cash consideration being offered to Cashed-Out Shareholders in the Reverse/Forward Stock Split (as such terms are defined in the preliminary Transaction Statement). The Company's Board of Directors has also instructed the accounting firm of Weaver and Tidwell, L.L.P. to revisit its independent valuation of the Company's Common Stock for purposes of the going private transaction, taking into consideration the contents of the Letter.

     The Company's Board of Directors continues to believe that a going private transaction is in the best interest of the Company and the Company's shareholders, and is consistent with the Board of Directors' long-term plan to maximize shareholder value. As discussed in the preliminary Transaction Statement, the Company is expected to accrue significant benefits, including substantial cost savings and management time savings, as a result of no longer being a public reporting company.

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure and ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.


         About the Company:

     USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.